SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2004

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California (Address of Principal Executive Offices)	90010 (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
UNAUDITED PRO FORMA CONDENSED COMBINED
Pro Forma Condensed Combined Balance Sheet
Pro Forma Condensed Combined Statement of Income
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
Consent of KPMG, LLP
Pacific Union Bank Annual Report on Form 10-K

Item 2. Acquisition or Disposition of Assets

This Form 8-K/A amends the Current Report on Form 8-K dated May 3, 2004, as amended on July 14, 2004, to include as an exhibit Item 7. (a) Pacific Union Bank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the audited financial statements thereto (consisting of audited balance sheets for the year ended December 31, 2003 and 2002 and statements of income and cash flows for the years ended December 31, 2003, 2002 and 2001) and Item 7. (b) pro forma financial information as of and for the year ended December 31, 2003.

Pacific Union Bank’s financial statements were previously filed by Pacific Union Bank with the Federal Deposit Insurance Corporation pursuant to the FDIC’s rules and regulations and Section 12(i) of the Securities Exchange Act of 1934, as amended. This report was publicly available upon filing with the FDIC on March 30, 2004 pursuant to the FDIC’s rules and regulations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Pacific Union Bank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

     (b) Pro Forma Financial Information

          (1) Unaudited Condensed Combined Balance Sheet as of December 31, 2003

          (2) Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2003

          (3) Notes to Condensed Combined Financial Statements

     (c) Exhibits.

Exhibit No.	Exhibit
23.1	Consent of KPMG, LLP

99.1	Pacific Union Bank’s Annual Report on Form 10-K

HANMI FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

On April 30, 2004, Hanmi completed its merger with Pacific Union Bank (“PUB”), and Hanmi and PUB combined operations.

     The following unaudited pro forma condensed combined financial statements reflect the effects of the merger on the historical financial position and results of operations of Hanmi and PUB. The unaudited pro forma condensed combined statement of income combines the historical consolidated financial statements of Hanmi and PUB, giving effect to the merger as if it had occurred on January 1, 2003. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Hanmi and PUB, giving effect to the merger as if it had occurred on December 31, 2003. We have adjusted the historical financial information to give effect to pro forma events that are directly attributable to the merger, factually supportable, and, with respect to the statement of income, expected to have a continuing effect on combined results. This information has been prepared from, and should be read in conjunction with:

•	the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	the separate historical financial statements of Hanmi as of and for the year ended December 31, 2003 included in Hanmi’s Annual Report on Form 10-K for the year ended December 31, 2003; and

•	the separate historical financial statements of PUB as of and for the year ended December 31, 2003 included in PUB’s Annual Report on Form 10-K for the year ended December 31, 2003.

     The unaudited pro forma condensed combined financial statements included in this document are presented for informational purposes only and are not a measure of performance calculated in accordance with generally accepted accounting principles. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger had been completed on the date or at the beginning of the period indicated or which may be obtained in the future.

     We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma condensed combined financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings or opportunities to earn additional revenue, nor do they reflect business integration costs which Hanmi expects to incur, and, accordingly, do not attempt to predict or suggest future results.

Pro Forma Condensed Combined Balance Sheet
As of December 31, 2003
(Unaudited; dollar amounts in thousands)

			Pro Forma
	Hanmi	PUB	Adjustments (Note 4)		Pro Forma
Cash and due from banks	$62,595	$24,516	($168,077	)(a)
			75,000	(c)
			(3,159	)(c)
			79,921	(b)	$70,796
Federal funds sold		8,500			8,500

Cash and cash equivalents	62,595	33,016	(16,315)		79,296
Federal Reserve Bank stock	2,935				2,935
Federal Home Loan Bank stock	7,420	7,851			15,271
Investment securities	414,616	210,679	(1,489	)(g)	623,806
Loans receivable, net	1,221,560	861,998	376	(g)	2,083,934
Loans held for sale	25,454	906			26,360
Premises and equipment, net	8,435	6,684	5,459	(g)	20,578
Goodwill	1,831		202,080	(g)
			7,948	(g)	211,859
Core deposit intangible	212		13,137	(g)	13,349
Other assets	40,696	15,269	2,475	(b)
			15	(g)	58,455

Total assets	$1,785,754	$1,136,403	$213,686		$3,135,843

Deposits:
Demand	$475,100	$254,623			$729,723
Savings	96,869	74,524			171,393
Money market checking	206,086	128,663			334,749
Time deposits	667,780	405,171	$264	(g)	1,073,215

Total deposits	1,445,835	862,981	264		2,309,080
Other borrowed funds	179,895	157,017	789	(g)	337,701
Junior subordinated notes issued to Hanmi Capital Trust			82,396	(b)	82,396
Other liabilities	20,557	5,722	7,948	(g)
			4,512	(g)	38,739

Total liabilities	1,646,287	1,025,720	95,909		2,767,916

			Pro Forma
	Hanmi	PUB	Adjustments (Note 4)		Pro Forma
Common stock	14	64,117	(64,117	)(f)
			4	(c)
			6	(d)	24
Additional paid-in capital	103,082	22,333	(22,333	)(f)
			69,531	(c)
			155,405	(d)
			1,063	(e)
			2,306	(c)
			145	(a)	331,532
Accumulated other comprehensive income	386	(465)	465	(f)	386
Retained earnings	35,985	24,698	(24,698	)(f)	35,985

Total shareholders’ equity	139,467	110,683	117,777		367,927

Total liabilities and shareholders’ equity	$1,785,754	$1,136,403	$213,686		$3,135,843

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2003
(Unaudited; dollar amounts in thousands)

			Pro Forma
	Hanmi	PUB	Adjustments		Pro Forma
Interest income:
Interest and fees on loans	$64,849	$43,854	$(176	)(h)	$108,527
Interest on investments	12,687	6,234	102	(i)	19,023
Interest on Federal funds sold	225	754			979
Other interest income		19			19
Interest income pro forma adjustment			(516	)(j)	(516)

Total interest income	77,761	50,861	(590)		128,032

Interest expense:
Deposits and other borrowings	20,796	14,017	(1,006	)(h)	33,807
Junior subordinated notes			3,407	(i)	3,407

Total interest expense	20,796	14,017	2,401		37,214

Net interest income before provision for loan losses	56,965	36,844	(2,991)		90,818
Provision for loan losses	5,680	1,900			7,580

Net interest income after provision for loan losses	51,285	34,944	(2,991)		83,238

Noninterest income:
Service charges on deposit accounts	10,339	6,298			16,637
Gain on sale of loans	2,157	3,450			5,607
Gain on sales of securities	1,094	409			1,503
Trade finance fees	2,887	777			3,664
Remittance fees	952	906			1,858
Other service charges and fees	875	1,463			2,338
Other income	1,374	418			1,792

Total noninterest income	19,678	13,721			33,399

Noninterest expenses:
Salaries and employee benefits	21,214	14,216			35,430
Occupancy and equipment	5,198	4,235	129	(h)	9,562
Data processing	3,080	1,950			5,030
Supplies and communications	1,496	1,463			2,959
Professional fees	1,167	1,754			2,921
Advertising and promotion	1,635	915			2,550
Loan referral fees	921	1,034			1,955
Other operating	4,614	3,078	2,627	(h)	10,319

Total noninterest expenses	39,325	28,645	2,756		70,726

Income before income tax provision	31,638	20,020	(5,747)		45,911
Income tax provision (benefit)	12,425	8,006	(2,241	)(k)	18,190

Net income	$19,213	$12,014	$(3,506)		$27,721

Earnings per share data:
Basic	$1.37	$1.13			$1.15	(l)
Diluted	$1.34	$1.12			$1.12	(l)
Basic average common shares outstanding	14,046,354	10,655,349	10,156,696		24,203,050
Diluted average common shares outstanding	14,331,013	10,725,580	10,447,546		24,778,559

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

     The merger will be accounted for using the purchase method of accounting.

     Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, requires use of the purchase method of accounting for business combinations. SFAS No. 142, Goodwill and Other Intangible Assets establishes standards for goodwill acquired in a business combination and sets forth methods to periodically evaluate goodwill for impairment at least annually. The purchase method of accounting for business combinations requires that the assets acquired and liabilities assumed are recorded at their respective estimated fair values as of the closing date. The excess of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, should be recorded as goodwill and evaluated for impairment thereafter at least annually. Financial statements of Hanmi issued after the consummation of the merger are required to reflect those values, as well as the results of operations of the combined company beginning after the closing date of the merger. Financial statements of Hanmi issued prior to the consummation of the merger will not be restated to reflect PUB’s historical financial condition or results of operations.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 give effect to the merger, including the related issuances by Hanmi, in private placement transactions, of 3,947,369 shares of common stock for an aggregate $71.8 million in cash and $80.0 million of junior subordinated notes to finance part of the cash portion of the merger consideration, as if the merger had occurred on January 1, 2003. The proceeds from such private placement transactions were used to finance the acquisition of the shares of PUB common stock held by the Trust formed to hold Korea Exchange Bank’s shares of PUB common stock. The Trust held approximately 62% of the PUB shares outstanding.

     The unaudited pro forma condensed combined statement of financial condition as of December 31, 2003 gives effect to the merger (including the related planned issuances by Hanmi of additional common shares and junior subordinated notes to finance part of the cash portion of the merger consideration) as if the merger had occurred at December 31, 2003.

     We prepared the unaudited pro forma condensed combined financial statements using the purchase method of accounting, treating Hanmi as the acquirer. Accordingly, Hanmi’s estimated cost of approximately $324.7 million to acquire PUB has been allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. Any excess of the purchase price over the estimated fair value of net assets acquired has been recorded as goodwill. Independent valuation experts currently are assisting management in determining the value of a substantial portion of these net assets, and preliminary estimates of the fair values of PUB’s net assets have been reflected in these pro forma condensed combined financial statements. However, the final values of a portion of them are dependent upon future events, including the outcome of negotiations with the lessors of various facilities formerly occupied by PUB. The final determination of the fair values of PUB’s assets and liabilities will be completed as soon as possible but no later than one year following the acquisition date.

     No estimates of business integration costs or anticipated cost savings, potential revenue enhancements or synergies that Hanmi or PUB expect to realize in connection with the merger have been reflected in the unaudited pro forma combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect the impact of conforming PUB’s accounting policies to those of Hanmi’s, as the impact, if any, has not yet been determined.

Note 2 — Merger Consideration

     Under the terms of the merger agreement, Hanmi issued 6,209,327 shares of Hanmi common stock and approximately $164.6 million in cash for the 10,908,821 outstanding shares of PUB common stock and existing options held by PUB employees and directors to acquire 59,443 shares of PUB common stock. Based on an initial exchange ratio of 1.1560 shares of Hanmi stock, the transaction was comprised of approximately 54.9 percent cash and approximately 45.1 percent stock, and it is contemplated that it will qualify as a tax-deferred reorganization.

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
FINANCIAL STATEMENTS — (Continued)

Based upon the average closing price of $25.06 of Hanmi’s common stock for the period two days before and two days after the April 29, 2004 pricing of the merger agreement, the total fair value of the merger consideration at that date was approximately $324.7 million, as set forth in Note 3 below.

Note 3 — Purchase Price and Acquisition Costs

     For purposes of the accompanying unaudited pro forma condensed combined financial statements, the purchase price has been estimated as follows:

(dollars in thousands, except share price)
Common stock:
Number of shares of PUB stock outstanding as of April 30, 2004 less shares acquired for cash	5,371,390
Exchange ratio	1.156

6,209,327
Multiplied by Hanmi’s average stock price for the period two days before and two days after the April 29, 2004 pricing of the merger agreement	$25.06

155,606
Stock options:
Estimated fair value of 68,707 Hanmi stock options to be issued in exchange for 59,443 PUB outstanding stock options, calculated using the Black-Scholes option pricing model, modified for dividends, with model assumptions estimated as of April 30, 2004 and a Hanmi stock price of $25.06, the average stock price for the period two days before through two days after the April 29, 2004 pricing of the merger agreement.	1,063
Cash	164,562
Transaction costs – cash	3,320
– stock warrant	145

Total estimated purchase price	$324,696

     For the purposes of these unaudited pro forma condensed combined financial statements, the purchase price estimated above has been allocated based on estimates of the fair values of the assets acquired and liabilities assumed. The final valuation of net assets acquired will be completed as soon as possible but no later than one year from the acquisition date. To the extent estimates need to be adjusted, they will be adjusted.

(dollars in thousands)
Book value of net assets acquired	$110,683
Adjustments:
Adjustment to record acquired securities at estimated fair value	(1,489)
Adjustment to record acquired loans at estimated fair value	376
Adjustment to record acquired fixed assets at estimated fair value	5,459
Adjustment to record core deposit intangible asset	13,137
Adjustment to record various other assets at estimated fair value	15
Adjustment to record interest-bearing deposits at fair value	(264)
Adjustment to record other borrowings at fair value	(789)
Adjustment to record severance benefits associated with the elimination of positions, termination of certain contractual obligations of PUB and other miscellaneous adjustments	(4,512)
Adjustment to record deferred tax liability	(7,948)
Adjustment to record goodwill associated with the acquisition of PUB	210,028

Estimated purchase price	$324,696

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
FINANCIAL STATEMENTS — (Continued)

     It is expected that the deferred income tax assets and liabilities will reverse during the periods of, and in proportion to, the amortization/accretion of the related purchase accounting adjustments to identifiable tangible and intangible assets and liabilities. The estimated amortization of this aggregate adjustment is shown as a net adjustment in the attached unaudited pro forma condensed combined financial statements using the straight-line method assuming an expected weighted average life of approximately ten years.

Note 4 — Pro Forma Adjustments

     (a) To reflect the cash portion of the purchase price and transaction costs of approximately $164.6 million and $3.5 million, respectively, as described in Note 3.

     (b) To reflect the debt issuance of a total $79.9 million of interest-bearing junior subordinated notes to partially fund the cash portion of the merger consideration after issuance cost.

     (c) To reflect the issuance, in a private placement transaction, of 3,947,369 shares of Hanmi common stock at $19.00 per share, aggregating $71.8 million after issuance costs, to partially fund the cash portion of the merger consideration and 239,279 stock warrants at $19.00 per share issued in connection with the private placement transaction.

     (d) To reflect 6,209,327 shares of Hanmi common stock issued in exchange for a portion of the shares of PUB common stock and stock options at an exchange ratio of 1.1560 based on the average closing price for the period two days before through two days after the April 29 pricing of the merger agreement of $25.06. The proceeds from the private placement transactions described in pro forma adjustments (b) and (c) above were used to finance the acquisition of most of the shares of PUB common stock held by the Trust. The shares of Hanmi common stock issued as described in this pro forma adjustment (d) were used to acquire the remaining shares of PUB common stock held by the Trust, as well as all shares of PUB common stock held by all other shareholders, and existing options held by PUB management and directors to acquire shares of PUB common stock.

     (e) To reflect 68,707 Hanmi common stock options issued in exchange for outstanding PUB stock options.

     (f) To reflect elimination of PUB equity components.

     (g) To reflect the preliminary excess of purchase price over book value of net assets to be acquired as described in the preceding Note 3 to these unaudited pro forma condensed combined financial statements, $210.0 million, including the intangible related to customer deposits of $13.1 million, and its related income tax effects, $7,948.

     (h) To reflect in net interest income the estimated amortization of purchase accounting adjustments on interest-earning assets, including loans receivable, net of interest-bearing deposits and other borrowings; to reflect the estimated depreciation of bank premises in occupancy and equipment expense; and to reflect estimated amortization of customer core deposit intangible assets in other operating expenses using the straight-line method over their expected weighted average lives.

     For the purposes of the unaudited pro forma condensed combined statements of operations the straight-line method is used to estimate the amortization of the core deposit intangible asset, because Hanmi management has not yet determined whether another method of amortization is indicated by the pattern of attrition among PUB’s depositors. If another method were to be used, the results could be materially different.

     (i) To reflect interest income related to the investment of a total of $2.5 million in equity securities related to junior subordinated notes, assuming rates based on the three-month LIBOR at December 31, 2002, March 28, 2003, June 27, 2003, and September 26, 2003, in accordance with the terms of the agreements dated January 8, March 15, 2004, and April 28, 2004, as follows:

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
FINANCIAL STATEMENTS — (Continued)

	Three-Month
Date	Principal	LIBOR	Spread	Rate	Interest
	(dollars in thousands)
January 8, 2004	$928	1.11 - 1.38%	2.90%	4.01 - 4.28%	$39.0
March 15, 2004	928	1.11 - 1.38%	2.90%	4.01 - 4.28%	39.0
April 28, 2004	619	1.11 - 1.38%	2.63%	3.74 - 4.01%	24.2

	$2,475				$102.2

To reflect interest expense related to the issuance of a total of $61.9 million of junior subordinated notes, at a rate of 4.28%, 4.19%, 4.01%, and 4.04% for the three month periods ended March 31, 2003, June 30, 2003, September 30, 2003, and December 31, 2003, respectively, assuming a rate based on the three-month LIBOR at December 31, 2002, March 28, 2003, June 27, 2003, and September 26, 2003 plus a spread of 2.9%, in accordance with the terms of the agreement associated with the $30.9 million in junior subordinated notes issued on January 9, 2004 (first tranche), the $30.9 million in junior subordinated notes issued on March 15, 2004 (second tranche), and $20.6 million of junior subordinated notes, at a rate of 4.01%, 3.92%, 3.74%, and 3.77% for the three month periods ended March 31, 2003, June 30, 2003, September 30, 2003, and December 31, 2003, respectively, assuming a rate based on the three-month LIBOR at December 31, 2002, March 28, 2003, June 27, 2003, and September 26, 2003 plus a spread of 2.63% in accordance with the terms of the agreement associated with the 20.6 million in junior subordinated notes issued on April 28, 2004 (third tranche), as follows:

	Three-Month
Date	Principal	LIBOR	Spread	Rate	Interest
	(dollars in thousands)
January 8, 2004	$30,928	1.11 - 1.38%	2.90%	4.01 - 4.28%	$1,298.7
March 15, 2004	30,928	1.11 - 1.38%	2.90%	4.01 - 4.28%	1,298.7
April 28, 2004	20,619	1.11 - 1.38%	2.63%	3.74 - 4.01%	809.3

	$82,475				$3,406.7

     (j) To reflect the decrease in interest income resulting from the decrease in cash in the amount of the excess, approximately $16.3 million, of (1) the cash portion of the merger consideration, approximately $164.6 million plus Hanmi acquisition costs, approximately $3.3 million, (described in Note 3) over (2) the proceeds, $151.6 million, of the private placement transactions described in pro forma adjustments (b) and (c) above at the fully taxable-equivalent rate of 3.16% for the year ended December 31, 2003, representing Hanmi’s weighted average yield on earning assets other than loans during such period.

     (k) To reflect the impact of income taxes associated with these pro forma adjustments to operating results at a 39% combined effective income tax rate.

     (l) Pro forma earnings per share was calculated using Hanmi’s historical shares outstanding for the period presented, in addition to 3,947,369 shares of Hanmi common stock issued in a private placement transaction to partially fund the cash portion of the merger consideration as described in pro forma adjustment (c), 6,209,327 shares of Hanmi common stock as described in pro forma adjustment (d).

     For purposes of determining the pro forma earnings per share amounts, the issuance of shares is assumed to have occurred on January 1, 2003.

		Pro Forma	Pro Forma
	Historical	Adjustments	Combined
For the Year Ended December 31, 2003:
Weighted average basic shares outstanding	14,046,354	10,156,696	24,203,050
Weighted average diluted shares outstanding	14,331,013	10,447,546	24,778,559

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2004	Hanmi Financial Corporation

	By:	/s/ JAE WHAN YOO Jae Whan Yoo President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
23.1	Consent of KPMG, LLP

99.1	Pacific Union Bank’s Annual Report on Form 10-K